EXHIBIT 23.1:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 12, 2018,with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Oil-Dri Corporation of America on Form 10-K for the year ended
July 31, 2018. We consent to the incorporation by reference of said report in the Registration Statements of Oil-Dri Corporation of America on Form S-8 (File No. 333-139550).

/s/ GRANT THORNTON LLP

Chicago, Illinois
October 12, 2018